                             Schedule 13E-3
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                     Rule 13e-3 Transaction Statement
    (Pursuant to Section 13(e) of the Securities Exchange Act of 1934 and Rule
                    13e-3 (Section 240.13e-3) thereunder)
                       [Amendment No. _______________]

                  SIGNATURE VII LTD. LIMITED PARTNERSHIP
                  --------------------------------------
                           (Name of the Issuer)

                  SIGNATURE VII LTD. LIMITED PARTNERSHIP
                  --------------------------------------
                 (Name of the Person(s) Filing Statement)

                  UNITS OF LIMITED PARTNERSHIP INTERESTS
                  --------------------------------------
                      (Title of Class of Securities)

                                    NONE
                    -----------------------------------
                   (CUSIP Number of Class of Securities)

         Thomas N. Eckerle, Esq., Suite 1800, One Indiana Square,
         --------------------------------------------------------
              Indianapolis, Indiana 46240  (317) 634-9777
              -------------------------------------------
   (Name, Address and Telephone Number of Person Authorized to Receive
    Notices and Communications on Behalf of Person(s) Filing Statement)

   This statement is filed in connection with (check the appropriate box):
   a. [X] The filing of solicitation materials or an information statement subject to Regulation 14A.
   b. [ ] The filing of a registration statement under the Securities Act of 1933.
   c.  [ ]  A tender offer.
   d.  [ ]  None of the above.

Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies: [X]

Calculation of Filing Fee

          Transaction valuation*                   Amount of filing fee
               $6,825,000                              $1,365.00

[ ] Check box if any part of the fees is offset as provided by Rule 0-11(a)(20) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the Date of its filing.
Amount previously paid:_________________________
Form or Registration No.:_______________________
Filing Party:___________________________________
Date Filed:_____________________________________
____________________

     *$6,825,000 is the total consideration to be received by the Limited Partners under the transaction being proposed by the General Partner.

                          Preliminary Statement

     The Rule 13e-3 transaction with respect to which this Rule 13e-3 Transaction Statement is filed involves a transaction subject to Regulation 14A. The information contained in the Solicitation and Information Statement filed by Signature VII Ltd. Limited Partnership with the Securities and Exchange Commission on July 17, 1996, pursuant to Regulation 14A is hereby incorporated by reference into this Rule 13e-3 Transaction Statement and is attached hereto as Exhibit 1. A Cross-Reference Sheet showing the location of information in the Solicitation and Information Statement required to be included in response to items of this Rule 13e-3 Transaction Statement is attached hereto as Exhibit 6.


Item 1.   Issuer and Class of Securities Subject to the Transaction.

(a) The issuer of the class of securities subject to the Rule 13e-3 transaction is Signature VII LTD. Limited Partnership, 250 E. 96th Street, Suite 450 Indianapolis, Indiana 46240 (Telephone (317) 581-1111). Signature VII LTD. Limited Partnership shall hereinafter be referred to as the "Issuer" or the "Partnership".

     Information regarding the organization structure of the Issuer is hereby incorporated by reference to Section III, "Description of Partnership Business," pages 10 and 11 of the Issuer's Solicitation and Information Statement.

     The General partner of the Issuer is Signature Inns, Inc., an Indiana corporation (the "General Partner"). The General Partner was incorporated under the laws of the State of Indiana on March 31, 1978, and operates under management and franchise agreements, 23 Signature Inn hotels located in six midwestern states. The General Partner has five, wholly-owned subsidiary corporations. Signature Securities Corporation ("SSC"), is an SEC/NASD registered "limited" broker-dealer which previously was engaged in the offer and sale of direct participation programs (e.g., limited partnership real estate offerings) of partnerships affiliated with Signature Inns, Inc. SSC has marketed thirteen limited partnership programs. However, SSC has not offered limited partnership interests since 1989.

     The Signature Franchise Corporation subsidiary was organized in 1992, and has never engaged in any business operations.

     The P & N Corporation subsidiary was organized in late 1993 and acts as the general partner of the Peoria/Normal Signature Limited Partnership, which owns and operates the Normal and Peoria, Illinois, Signature Inn hotel properties, the Knoxville Signature Limited Partnership which owns and operates the Knoxville, Tennessee, Signature Inn hotel property and Meridian Signature Limited Partnership which owns land and a hotel under construction in Indianapolis, Indiana. Those properties are managed and franchised under management and franchise agreements between the partnerships and the General Partner.

     The S.I.E. Corporation subsidiary was organized in December 1995 and acts as general partner for Signature Northwestern Ltd., I.


                                  -2-

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     The Signature Inn Springfield Corporation subsidiary was organized in
1996, and has not yet engaged in any business activity.

     In addition, set forth below is a chart of the organizational structure of the General Partner and its subsidiaries and affiliates.


            (At this point in the text is an organization chart showing Signature Inns, Inc., its five wholly-owned subsidiaries, its fifteen affiliated limited partnerships and its six affiliated joint venture partnerships. A footnote to the display of partnerships states: The General Partner's ownership interest in these partnerships ranges between 5% and 50%, depending upon the capital contributions made and other factors relating to the structuring of the partnership.)























(b) The exact title of the securities subject to the Rule 13e-3 transaction is "Units of Limited Partnership Interests." The Limited Partnership Interest are divided into Units representing an investment of $10,000. There are currently 451 Units issued and outstanding being held by 393 holders of record.

(c)  The information required to be disclosed in this Item 1 is hereby
incorporated by reference to Section XVII,    "Marketability of Units of Limited
Partnership Interest,"      page     38,             of the Issuer's
Solicitation and Information Statement, which is attached hereto as Exhibit 1.


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

(d)  The information required to be disclosed in this Item 1 is hereby
incorporated by reference to Section XII,      "Book Value, Distributions and
Income,"      page             31      of the Issuer's Solicitation and
Information Statement, which is attached hereto as Exhibit 1.

(e)  Not applicable.

(f)  Not applicable.

Item 2.   Identity and Background.

     The Issuer is the person filing this statement and is the issuer of the Units of Limited Partnership Interests which are the subject of this Rule 13e-3 transaction. Signature Inns, Inc., an Indiana corporation (the "General Partner") has its executive offices located at 250 E. 96th Street, Suite 450
Indianapolis, Indiana 46240.             The information required by this item
for each executive officer and director of the General Partner is set forth below:

     Name:                     John D. Bontreger
     Address:                  250 E. 96th St.
                               Suite 450
                               Indianapolis, IN  46240
     Present Employment:       President, Chief Executive Officer and Chairman
                               of the Board of Signature Inns, Inc., since the Company's inception on March 31, 1978.

     Mr. Bontreger has served as President, Chief Executive Officer and Chairman of the Board of Signature Inns, Inc. since the Company's inception on March 31, 1978.

     Name:                     David R. Miller
     Address:                  250 E. 96th St.
                               Suite 450
                               Indianapolis, IN  46240
     Present Employment:       Secretary, Executive Director of Sales and
                               Marketing and Director

     Mr. Miller has been employed by Signature Inns, Inc. since August 1978 and has served as the Secretary (and Treasurer until May 1986) of the Company since September, 1978. Since June 1984, he has been President of Signature Securities Corporation. Since 1990, Mr. Miller has been the Executive Director of Marketing responsible for hotel room sales programs and the central reservation system.

     Name:                     Mark D. Carney
     Address:                  250 E. 96th St.
                               Suite 450
                               Indianapolis, IN  46240
     Present Employment:       Vice President Finance, Chief Financial Officer
                               and Director

     Mr. Carney has been employed by Signature Inns, Inc. since September 1992 as Vice President Finance and Chief Financial Officer. Mr. Carney was previously employed with the public accounting firm KPMG Peat Marwick in its real estate, hospitality and financial institution practices. He received his CPA certification in 1982.

     Name:                     Bo Hagood
     Address:                  250 E. 96th St.
                               Suite 450
                               Indianapolis, IN  46240
     Present Employment:       Vice President Hotel Operations and Director

     Mr. Hagood has been employed by Signature Inns, Inc. since December 1980 starting as General Manager. In January 1984, he was promoted to Director of Hotel Operations and then to Vice President Hotel Operations in 1987. Mr. Hagood has been in the hospitality industry for over 20 years. Prior to Signature Inns, Mr. Hagood managed several hotels for national chains.

     Name:                     Martin D. Brew
     Address:                  250 E. 96th St.
                               Suite 450
                               Indianapolis, IN  46240
     Present Employment:       Treasurer and Controller

     Mr. Brew has been employed by Signature Inns, Inc. since April 1986. In December 1987, Mr. Brew assumed the position of Controller and additionally, in April 1992, he began serving as Treasurer. Prior to his employment with Signature Inns, Mr. Brew worked four years with KPMG Peat Marwick. He received his CPA certification in 1985.

     Name:                     Orus E. Weaver
     Address:                  250 E. 96th St.
                               Suite 450
                               Indianapolis, IN  46240
     Present Employment:       Independent life insurance broker

     Mr. Weaver has been an independent life insurance broker since 1981 and previously assisted in the sale of securities of Signature Inns, Inc. in various capacities. Mr. Weaver has been a member of the National Association of Life Underwriters for almost twenty years.

     Name:                     George A. Morton
     Address:                  2545 E. State Road 47
                               Lebanon, IN  46052
     Present Employment:       Vice President and Treasurer of Morton Farms,
                               Inc.

     Mr. Morton has been part owner of Morton Farms, Inc. since 1962, and serves as Vice President and Secretary of that company. From April 1987 to January 1989, Mr. Morton served as Deputy Commissioner of Agriculture for the State of Indiana. He served as the Indiana Director of Farmers Home Administration from 1989 to 1993.


     Name:                     Richard E. Shank
     Address:                  250 E. 96th St.
                               Suite 450
                               Indianapolis, IN  46240
     Present Employment:       Self-Employed real estate agent.

     Mr. Shank has been self-employed in the real estate business since 1961. Mr. Shank was an elected representative in the Indiana General Assembly for 21 years, and was a State Senator from 1976 to 1987. He served as Executive Director of the Indiana Professional Licensing Agency during 1988.

     Name:                     Richard L. Russell
     Address:                  National Retail Hardware Association
                               5822 W. 74th St.
                               Indianapolis, IN  46278
     Present Employment:       Executive Director, Direct Regions of the
                               National Retail Hardware Association.

     Mr. Russell has been the Executive Director, Direct Regions of the National Retail Hardware Association for almost thirty years. He has also served as President or director of several community and civic organizations.

     Name:                     Stephen M. Huse
     Address:                  Huse Food Group, Inc.
                               2620 N. Walnut St.
                               PO Box 98
                               Bloomington, IN  47402
     Present Employment:       President and Chief Executive Officer, Huse
                               Food Group, Inc.

     Mr. Huse has been President and Chief Executive Officer, Huse Food Group, Inc., in Bloomington, Indiana, since 1986. Mr. Huse is also a director of Marsh Supermarkets, Inc., and a member of the Advisory Board of Society National Bank, Central Indiana District, Indianapolis, Indiana.

     None of executive officers or directors of the General Partner during the last 5 years has been convicted in a criminal proceeding nor has any such person during the last 5 years been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. All executive officers and directors of the General Partner are citizens of the United States.

Item 3.   Past Contracts, Transactions or Negotiations.

     There are no contracts, negotiations or transactions requiring disclosure pursuant to this item.

Item 4.   Terms of the Transaction.

(a)  The information required to be disclosed under this item is hereby
incorporated by reference to Section IV,     "The Proposed Sale/Purchase
Transaction Between the Partnership, as Seller, and Signature Inns, Inc., as Buyer," pages 12-19, and Section V, "Required Amendments to the Partnership
Agreement," pages 19 and 20,      of the Issuer's Solicitation and Information
Statement, which is attached hereto as Exhibit 1.

(b)  Not applicable.

Item 5.   Plans or Proposals of the Issuer or Affiliate.

(a)  The information required to be disclosed under this item is hereby
incorporated by reference to Section II,     "Special Factors" pages 2-6     ;
Section IV,     "The Proposed Sale/Purchase Transaction Between the Partnership,
as Seller, and Signature Inns, Inc., as Buyer," pages 12-19     ; Section V,
    "Required Amendments to the Partnership Agreement," pages 19 and 20     ;
and Section VI,     "Dissolution, Termination and Final Distributions,"
pages 20 and 21     , of the Issuer's Solicitation and Information Statement,
which is attached hereto as Exhibit 1.

(b)  The information required to be disclosed under this item is hereby
incorporated by reference to Section II,     "Special Factors, Summary of
Proposals," page 2     ; and Section IV,     "The Proposed Sale/Purchase
Transaction Between the Partnership, as Seller, and Signature Inns, Inc., as
Buyer," pages 12-19     , of the Issuer's Solicitation and Information
Statement, which is attached hereto as Exhibit 1.

(c)  Not applicable.

(d)  Not applicable.

(e)  Not applicable.

(f) The proposed Rule 13e-3 transaction will not cause the Units of Limited Partnership to become eligible for termination of registration pursuant to
Section 12g-4 of the Securities Exchange Act of 1934. The Units were eligible for such termination of registration upon the amendment of Rule 12g-4, effective May 9, 1996. The Partnership filed Form 15 electing to terminate the registration of the Units on July 17, 1996, and such termination shall become effective 90 days after such filing.

(g)  Not applicable.

Item 6.   Source and Amounts of Funds or Other Consideration.

(a)  The information required to be disclosed in this item is hereby
incorporated by reference to Section II,    "Special Factors; Source and Amount
of Funds and Other Consideration,"      page    5    , of the Issuer's
Solicitation and Information Statement, which is attached hereto as Exhibit 1.

(b)  The information required to be disclosed in this item is hereby
incorporated by reference to Section II,    "Special Factors; Source and Amount
of Funds and Other Consideration,"      page    6    , of the Issuer's
Solicitation and Information Statement, which is attached hereto as Exhibit 1.

(c)  Not applicable.

(d)  Not applicable.

Item 7.   Purposes, Alternatives, Reasons and Effects.



    (a) The information required to be disclosed in this item is hereby incorporated by reference to Section II, "Special Factors: Purposes, Alternatives, Reasons and Effects of the Proposed Transactions," pages 2-5 of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit 1.

(b) The information required to be disclosed in this item is hereby incorporated by reference to Section II, "Special Factors: Purposes, Alternatives, Reasons and Effects of the Proposed Transactions," page 3, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit 1.

(c) The information required to be disclosed in this item is hereby incorporated by reference to Section II, "Special Factors: Purposes, Alternatives, Reasons and Effects of the Proposed Transactions," pages 2-4, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit 1.

(d) The information required to be disclosed in this item is hereby incorporated by reference to Section II, "Special Factors: Purposes, Alternatives, Reasons and Effects of the Proposed Transactions," pages 4 and 5, and Section X, "Federal Income Tax Consequences," pages 26-29, of the Issuer's Solicitation and Information Statement, which is attached hereto as
Exhibit 1.

Item 8.   Fairness of the Transaction.

(a) The Issuer reasonably believes that the proposed Rule 13e-3 transaction is fair to the Limited Partners of the Issuer.

(b)  The information required to be disclosed in this paragraph (b) of Item 8
is hereby incorporated by reference from Section II,     "Special Factors;
Fairness of the Transaction," pages 6-8    , of the Issuer's Solicitation and
Information Statement, which is attached hereto as Exhibit 1.

(c) Under Section 1.13 and 14.01 of the Partnership Agreement of the Issuer, the affirmative vote or written consent of Limited Partners then holding of record more than 50% of the outstanding Units of the Partnership is required to approve the proposed transaction.

(d) Upon approval of the Rule 13e-3 transaction by the limited partners of the Issuer, the General Partner shall select and engage on behalf of the Issuer independent legal counsel to represent the Issuer with respect to the terms (other than price) of the Purchase Agreement and related documents and the consummation of the transaction.

(e)  Not applicable.

(f)  Not applicable.

Item 9.   Reports, Opinions, Appraisals and Certain Negotiations.

     The information required to be disclosed by this item is hereby
incorporated by reference to Section XV,     "Appraisal Reports," pages 32-36
    , and Exhibits 2 and 3        attached hereto        .

Item 10.  Interest in Securities of Issuer.

(a) No Units of Limited Partnership Interests are currently owned by the General Partner, any pension, profit sharing or similar plan of the issuer or the General Partner, or any affiliate of either, or any executive officer or director of the General Partner.

(b)  Not applicable.

Item 11. Contracts, Arrangements or Understandings with Respect to the Issuer's Securities.

          Not applicable.

Item 12. Present Intention and Recommendation of Certain Persons with Regard to the Transaction.

(a) No executive officer, director or affiliate of the Issuer nor any executive officer, director or affiliate of the General Partner is a holder of any Unit of Limited Partnership Interest. Accordingly, there are no statements of present intention with respect to the voting intentions of such persons.

(b) To the knowledge of the Issuer each director of the General Partner has voted in support of the proposed Rule 13e-3 transaction.

Item 13.  Other Provisions of the Transaction.

(a) Under the Indiana Revised Uniform Limited Partnership Act no appraisal or dissenters' rights are provided to Limited Partners. No such appraisal or dissenters' rights are provided by the Amended Certificate and Agreement of Limited Partnership of the Issuer and none are being accorded voluntarily by the Issuer in connection with the Rule 13e-3 transaction.

(b)  Not applicable.

(c)  Not applicable.

Item 14.  Financial Information.



    (a) (1) The information required to be disclosed in this item is hereby incorporated by reference to the Issuer's Form 10-KSB/A (Exhibit A thereto) attached hereto as Exhibit 4.

(a) (2) The information required to be disclosed in this item is hereby incorporated by reference to the Issuer's Financial Statements for the six months ended June 30, 1996, attached hereto as Exhibit 5.

(a) (3) The Issuer's ratio of earnings to fixed charges for the two most recent fiscal years and the six months ended June 30, 1996 are as follows:

          Six Months Ended June 30, 1996:         2.2X
          Fiscal Year Ended December 31, 1995:    1.9X
          Fiscal Year Ended December 31, 1994:    1.5X

(a) (4) The information required to be disclosed in this item is hereby incorporated by reference to the Issuer's Form 10-KSB/A (page 4 of Exhibit A thereto) attached hereto as Exhibit 4, and page 2 of the Issuer's Financial Statements for the six months ended June 30, 1996, attached hereto as Exhibit 5.

(b)  Certain pro forma financial information is set forth and described in
Section VII, "Summary of Estimated Benefits from Sale of Properties and Liquidation of Partnerships," page 22, and Section XII, "Pro Forma Financial Information," page 31 of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit 1, and such information is hereby incorporated herein by this reference thereto.

Item 15.  Persons and Assets Employed, Retained or Utilized.

(a) No officer or employee of Issuer has been or is proposed to be employed, availed of or utilized by the Issuer or an affiliate in connection with this Rule 13e-3 transaction.

(b) Consents may be solicited by directors, officers or employees of the General Partner without additional compensation in connection with the Rule 13e-3 transaction.

Item 16.  Additional Information.

     Not applicable.


Item 17.  Index to Exhibits

     Exhibit 1: Issuer's Solicitation and Information Statement dated ___, 1996


         Exhibit 2:  Appraisal Report for Columbus, Ohio

     Exhibit 3:  Appraisal Report for Kokomo, Indiana

     Exhibit 4: Signature VII Ltd. Limited Partnership, Form 10-KSB/A for the fiscal year ended December 31, 1995

        Exhibit 5:  Signature VII Ltd. Limited Partnership, Financial
                    Statements                  for the six months
                                ended June 30,                 1996

     Exhibit 6:  Cross-Reference Sheet

                                SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                    __________________________________________
                                          (Date)

                                    s/:
                                    ------------------------------------------
                                          (Signature)

                                    Mark D. Carney, Vice President Finance and
                                    ------------------------------------------
                                    Chief Financial Officer (Name and Title)
                                    ------------------------------------------
                                          (Name and Title)





















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